Exhibit 99.1

For Immediate Release

Contact:    Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Reports Fourth Quarter 2011 Financial Results

Milford, Massachusetts, January 24, 2012 - Waters Corporation (NYSE/WAT) reported fourth quarter 2011 sales of $521 million, an increase of 8% from sales of $484 million in the fourth quarter of 2010. In the quarter, foreign currency translation was about neutral to sales growth. On a GAAP basis, earnings per diluted share (E.P.S.) for the fourth quarter were $1.51 compared to $1.36 for the fourth quarter of 2010. On a non-GAAP basis, including the adjustments in the attached reconciliation, E.P.S. grew 13% to $1.56 from $1.38 in the fourth quarter of 2010.

For the full year, sales for the Company were $1.85 billion, an increase of 13% over sales of $1.64 billion in 2010 with foreign currency translation adding about 3% to sales growth. E.P.S. for 2011 were $4.69 compared to $4.06 in 2010. On a non-GAAP basis, including adjustments in the attached reconciliation, E.P.S. grew 18% to $4.81 from $4.09 in 2010.

Commenting on the Company’s 2011 performance, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our positive business momentum continued nicely in the fourth quarter with relatively balanced strength highlighting the results. The fourth quarter completed a very successful 2011 for Waters with double-digit revenue growth, faster earnings growth and very impressive cash generation.”

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2011 financial results conference call this morning, January 24, 2012 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through February 1, 2012 at midnight eastern time, similarly by webcast and also by phone at 203-369-1317.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events, including statements regarding customer acceptance of our products, expansion of our business in Asia and spending by certain end-markets that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital and maintain liquidity in volatile financial market conditions; fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies; the ability to sustain and enhance service and consumable demand from the Company’s installed base of instruments; regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; the impact of changes in accounting principles and practices; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2010 and quarterly report on Form 10-Q for the period ended October 1, 2011 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2011	December 31, 2010

Cash, cash equivalents and short-term investments	1,281,351	946,419
Accounts receivable	367,085	358,237
Inventories	212,864	204,300
Other current assets	79,775	77,685
Total current assets	1,941,075	1,586,641

Property, plant and equipment, net	237,095	215,060
Other assets	544,035	525,969
Total assets	2,722,205	2,327,670

Notes payable and debt	290,832	66,055
Accounts payable and accrued expenses	311,031	319,795
Total current liabilities	601,863	385,850

Long-term debt	700,000	700,000
Other long-term liabilities	194,793	173,023
Total liabilities	1,496,656	1,258,873

Total equity	1,225,549	1,068,797
Total liabilities and equity	2,722,205	2,327,670

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales	$521,420	$483,578	$1,851,184	$1,643,371
Cost of sales	204,243	189,253	730,493	653,303

Gross profit	317,177	294,325	1,120,691	990,068

Selling and administrative expenses (1) (2)	126,237	120,518	490,011	445,456
Research and development expenses	23,707	22,867	92,347	84,274
Purchased intangibles amortization	2,359	2,764	9,733	10,406

Operating income	164,874	148,176	528,600	449,932

Interest expense, net	(6,193)	(3,317)	(19,348)	(12,069)

Income from operations before income taxes	158,681	144,859	509,252	437,863

Provision for income taxes (3)	21,534	18,255	76,284	56,100

Net income	$137,147	$126,604	$432,968	$381,763

Net income per basic common share	$1.54	$1.38	$4.77	$4.13

Weighted-average number of basic common shares	89,324	91,583	90,833	92,385

Net income per diluted common share	$1.51	$1.36	$4.69	$4.06

Weighted-average number of diluted common shares and equivalents	90,566	93,344	92,325	94,057

(1)	Included in selling and administrative expenses for the three and twelve months ended December 31, 2011 are costs of $2 million and $6 million, respectively, related to cost reduction plans, asset impairments related to certain Company facilities and acquisition costs related to a recent acquisition.

Included in selling and administrative expenses for the three and twelve months ended December 31, 2010 are costs of $1 million and $4 million, respectively, related to cost reduction plans and asset impairments related to certain Company facilities.

(2)	Included in selling and administrative expenses for the three and twelve months ended December 31, 2011 are costs of $2 million associated with a non-income tax audit provision. Included in selling and administrative expenses for the twelve months ended December 31, 2010 are costs of $3 million associated with a non-income tax audit settlement.

(3)	Included in the provision for income taxes for the twelve months ended December 31, 2011 is a tax benefit of $2 million related to the settlement of an audit. Included in the provision for income taxes for the twelve months ended December 31, 2010 is a net tax benefit of $8 million related to the reversal of a reserve for an uncertain tax position due to an audit settlement and a tax benefit of $2 million related to the resolution of a pre-acquisition tax exposure.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reconciliation of net income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Net income per diluted share	$1.51	$1.36	$4.69	$4.06

Adjustment for purchased intangibles amortization, net of tax	1,903	1,985	7,174	7,497
Net income per diluted share effect	0.02	0.02	0.08	0.08

Adjustment for restructuring costs, asset impairments and acquisition-related costs, net of tax	1,084	374	4,307	2,584
Net income per diluted share effect	0.01	0.00	0.05	0.03

Adjustment for one-time tax benefits	—	—	(1,617)	(1,500)
Net income per diluted share effect	—	—	(0.02)	(0.02)

Adjustment for reversal of income tax reserves upon audit settlement	—	—	—	(7,581)
Net income per diluted share effect	—	—	—	(0.08)

Adjustment for non-income tax audit settlement and provision, net of tax	1,291	—	1,291	2,197
Net income per diluted share effect	0.01	—	0.01	0.02

Adjusted net income per diluted share	$1.56	$1.38	$4.81	$4.09

The adjusted net income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions, net of the effective applicable statutory tax rates. Management has excluded the purchased intangibles amortization, restructuring costs, asset impairments, acquisition-related costs, one-time tax benefits, reversal of income tax reserves upon audit settlement and non-income tax audit settlement and provision from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing management and investors with information that may help them to compare ongoing operating performance.